EXHIBIT 10(W)
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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") dated as of May 25th, 2007 (the "EFFECTIVE DATE") between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("BANK"), and
(ii) SPIRE CORPORATION ("Spire"), a Massachusetts corporation, and BANDWIDTH SEMICONDUCTOR, LLC ("Bandwidth"), a Delaware limited liability company (jointly and severally, individually and collectively, the "BORROWER"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

         1    ACCOUNTING AND OTHER TERMS
              --------------------------

         Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

         2    LOAN AND TERMS OF PAYMENT
              -------------------------

         2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

         2.1.1 EQUIPMENT ADVANCES.

              (a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, an "EQUIPMENT ADVANCE" and, collectively, "EQUIPMENT ADVANCES") not exceeding the Equipment Line. Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Equipment Advance, and no Equipment Advance may exceed 100% of the total invoice for Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment. Notwithstanding the foregoing, the initial Equipment Advance (the "INITIAL EQUIPMENT ADVANCE") hereunder may be used to reimburse Borrower for Eligible Equipment purchased on or after September 29, 2006. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of the Equipment Line shall be used to finance Other Equipment. After repayment, no Equipment Advance may be reborrowed.

              (b) Repayment. In addition to the monthly payments of interest, as set forth in Section 2.2(a) below, the principal amount of each Equipment Advance is payable in thirty-six (36) consecutive equal monthly payments of principal beginning on the first Payment Date following the Funding Date of such Equipment Advance and continuing on each Payment Date thereafter. The final payment due on the applicable Equipment Line Maturity Date shall include all outstanding principal and all accrued unpaid interest.

              (c) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an "EVENT OF LOSS"), then, if no Event of Default has occurred or is continuing, within ten (10) days following such Event of Loss, at Borrower's option, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

              (d) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest and (ii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
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              (e) Permitted Prepayment of Equipment Advances. So long as no
Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest and (B) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

         2.2  PAYMENT OF INTEREST ON THE CREDIT EXTENSIONS.

              (a) Interest Rate. Subject to Section 2.2(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one half of one percentage point (0.5%) above the Prime Rate, which interest shall be payable monthly.

              (b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three percentage points (3.0%) above the rate effective immediately before the Event of Default (the "DEFAULT RATE"). Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

              (c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

              (d) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

              (e) Debit of Accounts. Bank may debit any of Borrower's deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

              (f) Payments. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

         2.3  FEES. Borrower shall pay to Bank:

              (a) Commitment Fee. A fully earned, non-refundable commitment fee of Seventeen Thousand Five Hundred Dollars ($17,500.00), on the Effective Date, which fee the parties acknowledge and agree has been paid by the Borrower to the Bank; and

              (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

         3    CONDITIONS OF LOANS
              -------------------

         3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

              (a) Duly executed original signatures to the Loan Documents to which it is a party;

              (b) Duly executed original signatures to the Control Agreement[s];

              (c) Spire shall have delivered its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the Commonwealth of Massachusetts as of a date no earlier than thirty (30) days prior to the Effective Date;

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              (d) Bandwidth shall have delivered its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

              (e) Duly executed original signatures to the completed Borrowing Resolutions for each Borrower;

              (f) Bank shall have received certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

              (g) Borrower shall have delivered a landlord's consent executed in favor of Bank;

              (h) Borrower shall have delivered a legal opinion of Borrower's counsel dated as of the Effective Date together with the duly executed original signatures thereto;

              (i) Borrower shall have delivered evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and

              (j) Borrower shall have paid the fees and Bank Expenses then due as specified in Section 2.3 hereof.

         3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

              (a) except as otherwise provided in Section 3.4, timely receipt of an executed Payment/Advance Form;

              (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

              (c) in Bank's sole discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, nor has there been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.

         3.3 COVENANT TO DELIVER. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank's sole discretion.

         3.4 PROCEDURES FOR BORROWING. Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance set forth in this Agreement, to obtain an Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 noon Eastern time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a summary listing of the Equipment being financed.

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         4    CREATION OF SECURITY INTEREST
              -----------------------------

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank's Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

         If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank's obligation to make Credit Extensions has terminated, Bank shall, at Borrower's sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

         4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

         5    REPRESENTATIONS AND WARRANTIES
              ------------------------------

              Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each of its Subsidiaries, if any, are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower's business. In connection with this Agreement, Borrower has delivered to Bank a completed perfection certificate signed by Borrower (the "PERFECTION CERTIFICATE"). Borrower represents and warrants to Bank that (a) Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address (if different than its chief executive office); (e) the Perfection Certificate accurately sets forth any changes to the Borrower's (and each of its predecessors) jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction in the past five (5) years; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower's organizational identification number.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower's business.

         5.2 COLLATERAL. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

         The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a

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bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

         All Financed Equipment is new, except for such Financed Equipment that has been disclosed in writing to Bank by Borrower as "used" and that Bank, in its sole discretion, has agreed to finance. All Inventory is in all material respects of good and marketable quality, free from material defects.

         Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor's agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future.

         5.3 LITIGATION. Except as set forth on SCHEDULE 5.3 attached hereto, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Hundred Thousand Dollars ($100,000.00).

         5.4 NO MATERIAL DETERIORATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

         5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower's or any of its Subsidiaries' properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

         5.7 SUBSIDIARIES; INVESTMENTS. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         5.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a "Permitted Lien". Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

         5.9 USE OF PROCEEDS. Borrower shall use the proceeds of the Credit Extensions solely to purchase Eligible Equipment and to fund its general business requirements and not for personal, family, household or agricultural purposes.

         5.10 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

         6    AFFIRMATIVE COVENANTS
              ---------------------

         Borrower shall do all of the following:

         6.1 GOVERNMENT COMPLIANCE. Maintain its and all its Subsidiaries' legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could have a material adverse effect on Borrower's business.

         6.2  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

              (a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred fifty (150) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower's or another website on the Internet; (v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Thousand Dollars ($100,000) or more; (vi) annually, but no later than forty-five (45) days of Board approval, annual budget and financial projections with any material changes; and (vii) other financial information reasonably requested by Bank.

              (b) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.

         6.3 INVENTORY; RETURNS. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower's customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000).

         6.4 TAXES; PENSIONS. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.8 hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

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
         6.5 INSURANCE. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower's industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $250,000 with respect to any loss, but not exceeding $500,000, in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b)after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

         6.6  OPERATING ACCOUNTS.

              (a) Borrower and its Subsidiaries shall maintain their domestic depository accounts (with the exception of petty cash deposit accounts, as set forth on SCHEDULE 6.6, provided that the maximum aggregate balance of such accounts do not exceed Fifty Thousand Dollars ($50,000.00), in the aggregate, at any time, and a Citizens Bank Savings Account No. 1165-123685 up to Three Hundred Thousand Dollars ($300,000.00) to secure reimbursement obligations under letters of credit, collectively, the "PERMITTED ACCOUNTS") and securities accounts (with the exception of Borrower's Citibank Securities Account) with Bank and Bank's affiliates. In addition to the foregoing, within ninety (90) days after the Effective Date, Borrower shall maintain its and its Subsidiaries' operating accounts with Bank and Bank's affiliates.

              (b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or its Affiliates. In addition, for each Collateral Account that Borrower at any time maintains (with the exception of the Permitted Accounts), Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such.

         6.7  FINANCIAL COVENANTS.

              Borrower shall maintain, at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis:

              (a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least: (i)
1.0 to 1.0 as of the last day of each of the months ending May 31, 2007, and June 30, 2007; and (ii) 1.5 to 1.0 as of the last day of the month ending July 31, 2007, and as of the last day of each month thereafter. Notwithstanding the foregoing, the failure of Borrower to comply with this financial covenant during any such month shall not constitute an Event of Default provided that: (a) during any quarter in which Borrower maintains Net Income (tested as of the last day of each quarter) of less then One Dollar ($1.00), Borrower's Unrestricted Cash is greater than or equal to one and one-quarter times (1.25x) the outstanding principal amount of the Equipment Line at all times during such month, or (b) during any quarter in which Borrower maintains Net Income (tested as of the last day of each quarter) of at least One Dollar ($1.00), Borrower's Unrestricted Cash is greater than or equal to one times (1.0x) the principal amount of the outstanding Equipment Line at all times during such month.

              (b) Minimum Quarterly Net Income. Borrower shall maintain Net Income of at least: (i) ($1,500,000.00) as of the last day of the quarter ending June 30, 2007, (ii) $1.00 as of the last day of the quarter ending September 30, 2007, and (iii) $250,000.00 as of the last day of the quarter ending December 31, 2007, and as of the last day of each quarter thereafter.

         6.8  INTENTIONALLY DELETED.

         6.9 LITIGATION COOPERATION. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

         6.10 FURTHER ASSURANCES. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's Lien in the Collateral or to effect the purposes of this Agreement.

         7    NEGATIVE COVENANTS
              ------------------

         Borrower shall not do any of the following without Bank's prior written consent:

         7.1 DISPOSITIONS. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that does not constitute Financed Equipment; and (c) in connection with Permitted Liens and Permitted Investments.

         7.2  CHANGES IN BUSINESS, MANAGEMENT, OWNERSHIP, OR BUSINESS LOCATIONS.
(a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) if a Key Person ceases to hold such office with Borrower and a replacement satisfactory to Bank is not made within ninety (90) days thereafter. Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower's assets or property), (2) change its jurisdiction of organization,
(3) change its organizational structure or type, (4) change its legal name, or
(5) change any organizational number (if any) assigned by its jurisdiction of organization.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

         7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

         7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower's or any Subsidiary's intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of "Permitted Liens" herein.

         7.6 MAINTENANCE OF COLLATERAL ACCOUNTS. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

         7.7 DISTRIBUTIONS; INVESTMENTS. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

         7.8 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 7.8, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         7.9 SUBORDINATED DEBT. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

         7.10 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

         8    EVENTS OF DEFAULT
              -----------------

         Any one of the following shall constitute an event of default (an "EVENT OF DEFAULT") under this Agreement:

         8.1 PAYMENT DEFAULT. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period will not apply to payments due on the Equipment Line Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

         8.2  COVENANT DEFAULT.

              (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, 6.7, or violates any covenant in Section 7; or

              (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

         8.3  MATERIAL ADVERSE CHANGE.  A Material Adverse Change occurs;

         8.4 ATTACHMENT. (a) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process seeking to attach, by trustee or similar process, any funds of Borrower, or of any entity under control of Borrower (including a Subsidiary), on deposit with Bank or Bank's Affiliate; (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of Five Hundred Thousand Dollars ($500,000) becomes a Lien on any of Borrower's assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

         8.5 INSOLVENCY (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

         8.6 OTHER AGREEMENTS. There is a default in any agreement to which Borrower or any Guarantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a material adverse effect on Borrower's business;

         8.7 JUDGMENTS. A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten
(10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

         8.8 MISREPRESENTATIONS. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

         8.9 SUBORDINATED DEBT. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or

         9    BANK'S RIGHTS AND REMEDIES
              --------------------------

         9.1 RIGHTS AND REMEDIES. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

              (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

              (b) stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

              (c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any letters of credit remaining undrawn, as collateral security for the repayment of any future drawings under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit;

              (d) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank's security interest in such funds, and verify the amount of such account;

              (e) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

              (f) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

              (g) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

              (h) place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

              (i) demand and receive possession of Borrower's Books; and

              (j) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

         9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of Bank's security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

         9.3 ACCOUNTS VERIFICATION; COLLECTION. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the Account Debtor, with proper endorsements for deposit.

         9.4 PROTECTIVE PAYMENTS. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate charged by Bank, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.5 APPLICATION OF PAYMENTS AND PROCEEDS. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

         9.6 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.7 NO WAIVER; REMEDIES CUMULATIVE. Bank's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank's rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay in exercising any remedy is not a waiver, election, or acquiescence.

         9.8 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

         10   NOTICES
              -------

         All notices, consents, requests, approvals, demands, or other communication (collectively, "COMMUNICATION") by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.



              If to Borrower:           Spire Corporation

                                        Attn: ________________________________
                                        Fax:  ________________________________
                                        Email: _______________________________


              with a copy to:           Bandwidth Semiconductor, LLC

                                        Attn: ________________________________
                                        Fax:  ________________________________
                                        Email: _______________________________

              If to Bank:               Silicon Valley Bank
                                        One Newton Executive Park, Suite 200
                                        2221 Washington Street
                                        Newton, Massachusetts  02462
                                        Attn:  Mr. Michael Fell
                                        Fax:  (617) 969-4395
                                        Email: MFell@svb.com

              with a copy to:           Riemer & Braunstein LLP
                                        Three Center Plaza
                                        Boston, Massachusetts 02108
                                        Attn: David A. Ephraim, Esquire
                                        Fax: (617) 880-3456
                                        Email: DEphraim@riemerlaw.com

         11   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
              ------------------------------------------

         Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK'S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         12   GENERAL PROVISIONS
              ------------------

         12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank's prior written consent (which may be granted or withheld in Bank's discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights, and benefits under this Agreement and the other Loan Documents.

         12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, "Claims") asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for Claims and/or losses directly caused by Bank's gross negligence or willful misconduct.

         12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

         12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.5 Amendments in Writing; Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

         12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         12.8 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank's Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions

(provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank's regulators or as otherwise required in connection with Bank's examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         12.9 Right of Set Off. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         12.10 Borrower Liability. Either Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower's liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

         13   DEFINITIONS
              -----------

         13.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Account" is any "account" as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

         "Account Debtor" is any "account debtor" as defined in the Code with such additions to such term as may hereafter be made.

         "Affiliate" of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "Adjusted Quick Ratio" means a ratio of Quick Assets to Quick Liabilities.

         "Agreement" is defined in the preamble hereof.

         "Bank" is defined in the preamble hereof.

         "Bank Expenses" are all audit fees and expenses, costs, and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

         "Board" means Borrower's Board of Directors.

         "Borrower" is defined in the preamble hereof.

         "Borrower's Books" are all Borrower's books and records including ledgers, federal and state tax returns, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

         "Borrowing Resolutions" are, with respect to any Person, those resolutions adopted by such Person's Board of Directors and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

         "Business Day" is any day that is not a Saturday, Sunday or a day on which Bank is closed.

         "Cash Equivalents" are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., and (c) Bank's certificates of deposit issued maturing no more than one (1) year after issue.

         "Claims" are defined in Section 12.2.

         "Code" is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank's Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

         "Collateral" is any and all properties, rights and assets of Borrower described on Exhibit A.

         "Collateral Account" is any Deposit Account, Securities Account, or Commodity Account.

         "Commodity Account" is any "commodity account" as defined in the Code with such additions to such term as may hereafter be made.

         "Communication" is defined in Section 10.

         "Compliance Certificate" is that certain certificate in the form attached hereto as Exhibit C.

         "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and
(c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

         "Control Agreement" is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

         "Credit Extension" is any Equipment Advance or any other extension of credit by Bank for Borrower's benefit.

         "Current Liabilities" are all obligations and liabilities of Borrower to Bank (excluding cash-secured obligations and liabilities) plus, without duplication, the aggregate amount of Borrower's Total Liabilities that mature within one (1) year.

         "Default" is any event which with notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" is defined in Section 2.2(b).

         "Deferred Revenue" is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

         "Deposit Account" is any "deposit account" as defined in the Code with such additions to such term as may hereafter be made.

         "Designated Deposit Account" is Borrower's deposit account, account number _____________, maintained with Bank.

         "Dollars," "dollars" and "$" each mean lawful money of the United
States.

         "Draw Period" is the period of time from the Effective Date through the earliest to occur of (a) _______________, 2008 [ DATE WHICH IS 12 MONTHS FROM EFFECTIVE DATE ], or (b) an Event of Default.

         "Effective Date" is defined in the preamble of this Agreement.

         "Eligible Equipment" is (a) general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, subject to the limitations set forth herein, and (b) Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects and in which Bank has a first priority Lien.

          "Equipment" is all "equipment" as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

         "Equipment Advance" or "Equipment Advances" is defined in Section 2.1.1(a).

         "Equipment Line" is an Equipment Advance or Equipment Advances in an aggregate amount of up to Three Million Five Hundred Thousand Dollars ($3,500,000.00).

         "Equipment Line Maturity Date" is, for each Equipment Advance, the date which is thirty-five (35) months after the first Payment Date with respect to such Equipment Advance.

         "ERISA" is the Employee Retirement Income Security Act of 1974, and its regulations.

         "Event of Default" is defined in Section 8.

         "Event of Loss" is defined in Section 2.1.1(c).

         "Financed Equipment" is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance.

         "Funding Date" is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

         "GAAP" is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "General Intangibles" is all "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

         "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

         "Initial Equipment Advance" is defined in Section 2.1.1(a).

         "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "Inventory" is all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

         "Investment" is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

         "Key Person" is either Borrower's Chief Executive Officer or Chief Financial Officer who are, as of the Effective Date, Roger Little and Christian Dufresne, respectively.

         "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Loan Documents" are, collectively, this Agreement, the Perfection Certificate, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

         "Material Adverse Change" is (a) a material impairment in the perfection or priority of Bank's Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

         "Net Income" is defined in accordance with GAAP.

         "Obligations" are Borrower's obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower's duties under the Loan Documents.

         "Operating Documents" are, for any Person, such Person's formation documents, as certified with the Secretary of State of such Person's state of formation on a date that is no earlier than 30 days prior to the Effective Date, and its bylaws in current form, each of the foregoing with all current amendments or modifications thereto.

         "Other Equipment" is software licenses and soft costs approved by Bank, including taxes, shipping, warranty charges, freight discounts and installation expenses.

         "Payment/Advance Form" is that certain form attached hereto as Exhibit
B.

         "Payment Date" is the first calendar day of each month.

         "Perfection Certificate" is defined in Section 5.1.

         "Permitted Accounts" is defined in Section 6.6(a).

         "Permitted Indebtedness" is:

              (a) Borrower's Indebtedness to Bank under this Agreement and the other Loan Documents;

              (b) Indebtedness or reimbursement obligations existing on the Effective Date listed on Schedule 7.4 attached hereto;

              (c) Subordinated Debt;

              (d) unsecured Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

              (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

              (f) Indebtedness secured by Permitted Liens;

              (g) Indebtedness of any Borrower to any other Borrower or Subsidiary of a Borrower; and

              (h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

         "Permitted Investments" are:

              (a) Investments listed on Schedule 7.7 attached hereto and existing on the Effective Date;

              (b) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

              (c) Investments consisting of deposit accounts in which Bank has a first perfected security interest;

              (d) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;

              (e) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

              (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (e) shall not apply to Investments of Borrower in any Subsidiary;

              (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

              (h) Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $100,000,000.00 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"); (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks; and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above;

              (i) Cash Equivalents;

              (j) joint ventures or strategic alliances, provided that any cash investments by Borrower do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate (inclusive of amounts set forth in subsection (k) hereof); and

              (k) Investments consisting of intercompany loans by Borrower to any other Borrower or Subsidiary in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate (inclusive of amounts set forth in subsection (j) hereof).

         "Permitted Liens" are:

              (a) Liens existing on the Effective Date listed on Schedule 7.5 attached hereto or arising under this Agreement and the other Loan Documents;

              (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on Borrower's Books, if they have no priority over any of Bank's Liens;

              (c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

              (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, they have no priority over any of

Bank's Lien and the aggregate amount of such Liens does not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000.00);

              (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (e), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "Quick Assets" is, on any date, Borrower's unrestricted cash, plus net billed accounts receivable.

         "Quick Liabilities" are Current Liabilities less the portion of Current Liabilities that constitute Deferred Revenue.

         "Registered Organization" is any "registered organization" as defined in the Code with such additions to such term as may hereafter be made

         "Responsible Officer" is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

         "Securities Account" is any "securities account" as defined in the Code with such additions to such term as may hereafter be made.

         "Subordinated Debt" is indebtedness incurred by Borrower subordinated to all of Borrower's now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

         "Subsidiary" is, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

         "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

         "Transfer" is defined in Section 7.1.

         "Unrestricted Cash" shall mean all cash and Cash Equivalents maintained at Bank, in Borrower's name, that is unrestricted and not pledged to any other person.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.


BORROWER:

SPIRE CORPORATION

By:      /s/ Christian Dufresne
         --------------------------------------------
Name:    Christian Dufresne
         --------------------------------------------
Title:   CFO
         --------------------------------------------



BORROWER:

BANDWIDTH SEMICONDUCTOR, LLC

By:      /s/ Roger G. Little
         --------------------------------------------
Name:    Roger G. Little
         --------------------------------------------
Title:   Chairman and Manager
         --------------------------------------------



BANK:

SILICON VALLEY BANK

By:
         --------------------------------------------
Name:
         --------------------------------------------
Title:
         --------------------------------------------








                 [Signature page to Loan and Security Agreement]

                                  SCHEDULE 5.3
                                   LITIGATION
                                   ----------

     Spire was named a defendant in 58 cases filed from August 2001 to July 2003 in various state courts in Texas by persons claiming damages from the use of allegedly defective mechanical heart valves coated by a process licensed by Spire to St. Jude Medical, Inc., the heart valve manufacturer, which has also been named as a defendant in these cases. In June 2003, a motion for summary judgment was granted to Spire and most of these cases were dismissed, based on the principle of federal preemption. The Texas Court of Appeals upheld the lower court's decision, and, because these cases were not submitted for review to the Texas Supreme Court, the judgments rendered are now final.

     As of January 2007, four cases remain pending in various district courts in Harris County, Texas. One of these cases appears to remain pending despite its inclusion in the original summary judgment which was subsequently upheld by the first court of appeals. This may be the result of an administrative omission; counsel for Spire intends to confirm with the court that this case should in fact no longer be pending. Two of the remaining cases where filed after the motion for summary judgment, but since the appeals court has subsequently ruled in Spire's favor, counsel for Spire is asking the plaintiffs in these cases to consider voluntary dismissal, or alternatively, because the cases are not actively prosecuted, to ask the court to dismiss them. The remaining case was not subject to the preemption argument advanced by Spire's counsel and either may be settled or may go to trial.

     During the second quarter of 2005 a suit was filed by Arrow International, Inc. against Spire Biomedical, Inc., a wholly owned subsidiary of Spire, alleging patent infringement by Spire. The complaint claims one of Spire's catheter products induces and contributes to infringement when medical professionals insert it. Spire has responded to the complaint denying all allegations and has filed certain counterclaims. The discovery process in this case has continued and is nearly complete. Spire filed a motion for summary judgment, asserting patent invalidity resulting from plaintiff's failure to follow the administrative procedures of the U.S. Patent and Trademark Office ("USPTO") which failure has remained uncorrected. On August 4, 2006, the Court granted Spire's motion and dismissed this lawsuit without prejudice. Plaintiffs applied to revive the applicable patent, which application was granted by the USPTO in August 2006. Plaintiffs refiled their lawsuit against Spire in September 2006. Spire has filed its answer and resumed its defense. The parties have been working to conclude discovery. At this time, however, in response to a joint request, the court has temporarily stayed the proceedings to allow the parties to discuss possible alternative methods toward resolution of the subject matter of the litigation. Based on information presently available to Spire, Spire believes that it does not infringe any valid claim of the plaintiff's patent and that, consequently, it has meritorious legal defenses with respect to this action in the event it were to be reinstated.

     In an amended complaint filed on December 28, 2006, in the Eastern Division of the U.S. District Court for the Southern District of Ohio, the wife and executor of the estate of Darrell Adams, deceased, alleges that the failure of a hemodialysis catheter manufactured by Spire was a cause of his death. Counsel retained by its insurance underwriters, on behalf of Spire, have filed an answer denying all such allegations and asserting various defenses. Based on the knowledge available to it at this time, Spire determined the likelihood of an unfavorable outcome to be remote and accordingly has not recorded an accrued expense.

                                  SCHEDULE 7.4
                                  INDEBTEDNESS
                                  ------------






         [INSERT DESCRIPTION OF SURETY BONDS, STANDBY LETTERS OF CREDIT]

                                  SCHEDULE 7.7
                           DISTRIBUTIONS; INVESTMENTS






               [insert description of investments in Subsidiaries
                       and deferred compensation account]

                                    EXHIBIT A

The Collateral consists of all of Borrower's right, title and interest in and to the following personal property:

         All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

         all Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

         Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

         Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank's prior written consent.

                                    EXHIBIT B

                        LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON E.S.T.*

Fax To:                                                 Date: __________________

================================================================================
LOAN PAYMENT:

               Spire Corporation and Bandwidth Semiconductor, LLC
               --------------------------------------------------

From Account #_________________________     To Account #________________________
                  (Deposit Account #)                        (Loan Account #)

Principal $____________________________     and/or Interest $___________________


AUTHORIZED SIGNATURE:__________________     Phone Number: ______________________

Print Name/Title: _____________________

================================================================================

================================================================================
LOAN ADVANCE:

Complete OUTGOING WIRE REQUEST section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #_________________________     To Account #________________________
                  (Loan Account #)                        (Deposit Account #)

Amount of Advance $____________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:


AUTHORIZED SIGNATURE:__________________     Phone Number: ______________________

Print Name/Title: _____________________

================================================================================

================================================================================
OUTGOING WIRE REQUEST:
COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE IS TO BE WIRED.
Deadline for same day processing is noon, E.S.T.


Beneficiary Name: _____________________     Amount of Wire: $___________________
Beneficiary Bank: _____________________     Account Number: ____________________
City and State:   _____________________


Beneficiary Bank Transit (ABA) #:______     Beneficiary Bank Code
                                            (Swift, Sort, Chip, etc.):__________
                                            (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank: ____________________     Transit (ABA) #: ___________________

For Further Credit to:__________________________________________________________


Special Instruction: ___________________________________________________________

BY SIGNING BELOW, I (WE) ACKNOWLEDGE AND AGREE THAT MY (OUR) FUNDS TRANSFER REQUEST SHALL BE PROCESSED IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENTS(S) COVERING FUNDS TRANSFER SERVICE(S), WHICH AGREEMENTS(S) WERE PREVIOUSLY RECEIVED AND EXECUTED BY ME (US).


Authorized Signature: _________________     2nd Signature
                                            (if required):______________________

Print Name/Title: _____________________     Print Name/Title:___________________

Telephone #:___________________________     Telephone #:________________________

================================================================================

* Unless otherwise provided for an Advance bearing interest at LIBOR.

                                    EXHIBIT C
                                    ---------

                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK                                   Date:_______________
FROM: SPIRE CORPORATION AND BANDWIDTH SEMICONDUCTOR, LLC

      The undersigned authorized officer of Spire Corporation or Bandwidth Semiconductor, LLC ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

-------------------------------------------- ---------------------------------------- ---------------
            REPORTING COVENANT               REQUIRED                                 COMPLIES
-------------------------------------------- ---------------------------------------- ---------------

-------------------------------------------- ---------------------------------------- ---------------
Monthly financial statements                 Monthly within 30 days                     Yes No
with Compliance Certificate
-------------------------------------------- ---------------------------------------- ---------------
Annual financial statement (CPA Audited)     FYE within 150 days                        Yes No
-------------------------------------------- ---------------------------------------- ---------------
10-Q, 10-K and 8-K                           Within 5 days after filing with SEC        Yes No
-------------------------------------------- ---------------------------------------- ---------------
Board Approved Projections                   Annually, within 45 days of approval       Yes No
-----------------------------------------------------------------------------------------------------



-------------------------------------------- ----------------- --------------- ----------------------
            FINANCIAL COVENANT               REQUIRED          ACTUAL          COMPLIES
-------------------------------------------- ----------------- --------------- ----------------------
Maintain on a Monthly Basis:
-------------------------------------------- ----------------- --------------- ----------------------
Minimum Adjusted Quick Ratio                 ____* :1.0        _____:1.0         Yes No
-------------------------------------------- ----------------- --------------- ----------------------
Maintain on a Quarterly Basis:
-------------------------------------------- ----------------- --------------- ----------------------
Minimum Net Revenue                          $______**         $______           Yes No
-----------------------------------------------------------------------------------------------------

*  As set forth in Section 6.7(a) of the Agreement
** As set forth in Section 6.7(b) of the Agreement

         The following financial covenant analysis and information set forth in
Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

         The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Spire Corporation                           BANK USE ONLY


By:                                         Received by:
    -----------------------------------                  -----------------------
Name:                                                      AUTHORIZED SIGNER
      ---------------------------------
Title:                                      Date:
       --------------------------------          -------------------------------

Bandwidth Semiconductor, LLC                Verified:
                                                      --------------------------
                                                          AUTHORIZED SIGNER
By:                                         Date:
    -----------------------------------           ------------------------------
Name:
       --------------------------------
Title:                                      Compliance Status:       Yes     No
       --------------------------------

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE
                      ------------------------------------

                         FINANCIAL COVENANTS OF BORROWER
                         -------------------------------


Dated: __________

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.

I.    ADJUSTED QUICK RATIO (Section 6.7(a))

Required:      (i) 1.0 to 1.0 as of the months ending May 31, 2007, and June 30,
               2007 (ii) 1.5 to 1.0 as of the month ending July 31, 2007, and as of the last day of each month thereafter

Actual:        ___: 1.0


================================================================================

A. Aggregate value of the unrestricted cash of Borrower                 $_______
--------- ----------------------------------------------------------------------

B. Aggregate value of the net billed accounts receivable of Borrower    $_______
--------- ----------------------------------------------------------------------

C. Quick Assets (the sum of lines A and B)                              $_______
--------- ----------------------------------------------------------------------

D. Aggregate value of Obligations to Bank                               $_______
--------- ----------------------------------------------------------------------

E. Aggregate value of all amounts received or invoiced by Borrower in advance
   of performance under contracts and not yet recognized as revenue     $_______
--------- ----------------------------------------------------------------------

F. Quick Liabilities (the sum of lines D, minus E)                      $_______
--------- ----------------------------------------------------------------------

G. Adjusted Quick Ratio (line C divided by line F)                      ________
================================================================================


_____ No, not in compliance                           ____ Yes, in compliance